EX-10.2 3 rcat1104form8kexh10_2.htm FLOATING CHARGE BY FAT SHARK HOLDINGS, LTD IN FAVOR OF GREG FRENCH DATED NOVEMBER 2, 2020

Exhibit 10.2

Dated: as of November 1, 2020

Floating Charge

by

Fat Shark Holdings, Ltd.

in favour of

Mr. Gregory French

HSM Chambers

68 Fort Street

PO Box 31726

George Town

Grand Cayman, KY1-1207

Cayman Islands

FLOATING CHARGE

This Floating Charge is made by:-

(1)	Fat Shark Holdings, Ltd. and Exempted Company incorporated and registered in the Cayman Islands with company number 327385 whose registered office is c/o HSM Corporate Services Ltd., 68 Fort Street, George Town, Grand Cayman (hereinafter referred to as the "Company"); and
(2)	Mr. Gregory French of 280 Raleigh Quay, Grand Cayman, Cayman Islands (the "Lender").

WHEREAS:

(A)	Pursuant to a Share Purchase Agreement of even date herewith (the "Share Purchase Agreement") the Company has issued a secured promissory note (the “Promissory Note”) to the Lender in the amount of US$1,500,000 (one million five hundred thousand and 00/100 US dollars) ; and

(B)	In security of the performances of the Company's obligations under the Promissory Note, the Company is required to grant this Floating Charge.

1.        DEFINITIONS AND INTERPRETATION

1.1.	Words and expressions defined in the Promissory Note or whose definitions are imported into the Promissory Note shall bear the same meanings in this Floating Charge (including the recitals and schedule hereto) unless otherwise defined herein or unless the context otherwise requires.

1.2.        In this Floating Charge, the following words and expressions shall be defined as follows:

"Assets" means the whole of the property (including uncalled capital) assets and rights which is or may be from time to time comprised in the property and undertaking of the Company.

"Business Day" means a day other than a Saturday or Sunday when banks are open for ordinary business in the United States of America.

"Secured Liabilities" means all present and future obligations and liabilities of the Company to the Lender under the Promissory Note and/or this Floating Charge together with:

(i)	any refinancing, novation, refunding, deferral or extension of or increase in any of those obligations or liabilities;
(ii)	any further obligations and liabilities which may be made by the Lender to the Company under any agreement expressed to be supplemental to the Promissory Note and all interest, fees, and costs in connection therewith;
(iii)	all costs, charges and expenses properly incurred by the Lender in connection with the protection, preservation or enforcement of its respective rights under the Promissory Note and/or this Floating Charge;
(iv)	any claim for damages or restitution in the event of recission of any of those obligations or liabilities or otherwise in connection with the Promissory Note;
(v)	any claim against the Company flowing from the recovery by the Company of a payment or discharge in respect of any of those obligations or liabilities on grounds of preference or otherwise; and

(vi)	any amounts which would be included in any of the foregoing but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

1.3.	References to:

1.3.1.	statutes, statutory provisions and other legislation shall include all amendments, substitutions, modifications and re-enactments for the time being in force and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant legislation;
1.3.2.	"including" shall not be construed as limiting the generality of the words preceding it;
1.3.3.	any term or phrase defined in the Companies Law of the Cayman Islands (as amended from time to time) shall bear the same meaning in this Floating Charge;
1.3.4.	words importing the singular shall include the plural and vice versa and words denoting any gender shall include all genders;
1.3.5.	this "Floating Charge" and to any provisions of it or to any other document referred to in this Floating Charge shall be construed as references to it in force for the time being as amended, varied, supplemented, restated, substituted or novated from time to time;
1.3.6.	any person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or agency of a state, whether or not a separate legal entity;
1.3.7.	any person are to be construed to include that person's assignees or transferees or successors in title, whether direct or indirect;
1.3.8.	clause headings are for ease of reference only and are not to affect the interpretation of this Floating Charge;

1.4.	The use of bold type shall be ignored in the construction of this Floating Charge.

2.	PAYMENT OBLIGATION

2.1.	The Company hereby undertakes to the Lender that it will pay and discharge the Secured Liabilities to the Lender in accordance with the terms of the Promissory Note and this Floating Charge.

2.2.	All payments under this Floating Charge will be made in immediately available funds in the currency and to the account specified by the Lender in any demand.

3.        CHARGING PROVISION

3.1.	The Company grants a floating charge over the Assets to the Lender as a continuing security for the payment or discharge of the Secured Liabilities.

4.        NEGATIVE PLEDGE AND RANKING OF FLOATING CHARGE

4.1.	The Company agrees that it shall be prohibited from granting or creating subsequent to the date of this Floating Charge any fixed security or any other floating charge over the Assets or any part or parts of them, other than in favour of the Lender or in favour or another person and with the prior written consent of the Lender provided always that the Lender shall consent to the granting of a pledge, security, interest, mortgage, debenture, charge, lien or encumbrance in accordance with and subject to the terms of the Promissory Note .

4.2.	Subject to the provisions of Clause 4.1 above, this Floating Charge shall rank in priority for the Secured Liabilities over any assets of the Company and ahead of any fixed security created by the Company after its execution of this Floating Charge and in priority to any other floating charge created by the Company after its execution of this Floating Charge.

5.        PROTECTION OF SECURITY

5.1.	The Company agrees that this Floating Charge is and shall be in addition and without prejudice to any other security or rights which the Lender holds or may hold in respect of all or any of the Secured Liabilities;

5.2.	This Floating Charge will be a continuing security for the Secured liabilities notwithstanding any intermediate payment or settlement of all or any part of the Secured liabilities or any other matter or thing whatsoever.

5.3.	The Lender shall be entitled, at its own expense, to have a valuation of the Assets or any part or parts of them carried out from time to time by an independent surveyor or valuer and the Company consents to any such valuation report being prepared and agrees to provide such access and other assistance as may be reasonably required by the Lender for such purposes.

5.4.	If for any reason the security constituted hereby ceases to be a continuing security or the Lender receives or is deemed to have received notice (whether actual or constructive) of any subsequent security affecting all or any part of the Assets and/or the proceeds of sale thereof, the Lender may open a new account with or continue any existing account with the Company and the liability of the Company in respect of the Secured Liabilities at the date of such cessation shall remain regardless of any payments in or out of any such account.

6.        LIABILITY TO PERFORM

6.1.	In the event of failure of the Company to fulfil any of its obligations under this Floating Charge, the Lender may make such payments or perform or fulfil any of the obligations of the Company on behalf of the Company. Any amounts expended or costs incurred by the Lender under this provision (and interest thereon) shall be deemed properly paid, shall be recoverable from the Company and, until recovered, shall form part of the Secured Liabilities and shall be secured by this Floating Charge.

7.        ENFORCEMENT

7.1.	This Floating Charge shall only be enforceable following written notice from the Lender to the Company pursuant to clause 5(c) of the Promissory Note.

7.2.	No purchaser or other person shall be bound or concerned to see or enquire whether the rights of the Lender to exercise any of the powers hereby conferred has arisen or not or be concerned with notice to the contrary or of the propriety of the exercise or purported exercise of such powers.

7.3.	The Lender shall not be liable to account to the Company for any sums or be liable to the Company for any loss or damage arising:

7.3.1. from any realisation by the Lender of the Assets or any part thereof in the exercise of its rights or powers hereunder; or

7.3.2.	from any act, default or omission of the Lender in relation to the exercise of its powers hereunder; or

7.3.3.	from the exercise or non-exercise by the Lender of any power, authority or discretion conferred upon the Lender in relation to the Assets or any part thereof by or pursuant to this Floating Charge.

8.        INDEMNITY

8.1.	The Company hereby indemnifies and undertakes to keep indemnified the Lender in respect of all liabilities and expenses incurred by it or them in good faith in the proper execution or purported execution of any rights, powers or discretions vested in it or them pursuant hereto as a result of being the possessor of the Assets from whatsoever cause arising, provided that this indemnity shall not apply to the extent of any loss arising as a result of the gross negligence or wilful default of the Lender.

8.2.	The Lender shall not be liable for any losses arising in connection with the exercise or purported exercise of any of its rights, powers and discretions in good faith hereunder.

9.        AVOIDANCE

Where any discharge (whether in respect of the Secured Liabilities, this Floating Charge, any security therefor or otherwise) is made in whole or in part or any arrangement is made in whole or in part on the faith of any payment, security or other disposition which may be avoided or repaid on the bankruptcy, insolvency, liquidation, administration or otherwise without limitation of the Company, the liability of the Company under this Floating Charge shall continue as if there had been no such discharge or arrangement. The Lender shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

10.        SUSPENSE ACCOUNT

Until the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full, the Lender may:

(i)	refrain from applying or enforcing any other security, moneys or rights held or received by the Lender in respect of the Secured Liabilities or apply and enforce the same in such manner and order as the Lender sees fit (whether against such amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

(ii)	hold in suspense account any moneys received from the Company on account of the Secured Liabilities by way of a partial payment, it being hereby agreed that interest shall be payable on the amount from time to time standing to the credit of such suspense account at such rate as the Lender from time to time determines and that any amounts of interest so paid shall be added to the principal amount held in such suspense account and be applied accordingly.

11.        NO CONTRIBUTION

The Company shall not, by virtue of any enforcement of the security constituted hereby, or any payment made by it hereunder or otherwise, be entitled at any time to exercise, claim or have the benefit of any right of contribution or similar rights against the Lender, and all rights of contribution or similar rights against the Lender are hereby expressly waived by the Company.

12.        PRESERVATION OF RIGHTS

Other than as provided in this Floating Charge, the Lender shall not be obliged before exercising any of the rights, powers, discretions or remedies conferred upon it by this Floating Charge or by law:

(i)	to take any action, including but not limited to the giving of notice to, or making of any demand upon, the Company or any other person or the obtaining or enforcement of any judgment, decree or order in any court against the Company or any other person;

(ii)	to make or file any claim or proof in a winding-up or liquidation of the Company or any other person;

(iii)	to enforce or seek to enforce any of its rights, powers, discretions or remedies under any other security in respect of the Secured Liabilities.

13.        FURTHER ASSURANCE

The Company hereby irrevocably undertakes to the Lender that it shall take all steps that the Lender may require to perfect under any appropriate law the security intended to be constituted by or pursuant to this Floating Charge in respect of all or any part of its property, assets and rights for the purposes of protecting such security or (upon such security becoming enforceable) facilitating the realisation of such property and/or the enforcement of the security constituted by or pursuant to, and/or the exercise of any rights of the Lender or the receiver under, this Floating Charge.

14.        REMEDIES AND WAIVERS

14.1        No waiver

No failure to exercise and no delay in exercising on the part of the Lender any right, power, discretion or remedy under this Floating Charge shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, discretion or remedy preclude any other or further exercise thereof, or the exercise of any other right, power, discretion or remedy hereunder. The rights and remedies provided in this Floating Charge are cumulative and not exclusive of any rights or remedies provided by law or otherwise. Any waiver and any consent by the Lender under this Floating Charge must be made in writing and may be given subject to any conditions thought fit by the Lender.

14.2        No prejudice

This Floating Charge and the security constituted hereby shall not be affected by any amendment, novation, variation or replacement of the Promissory Note at any time after the date hereof or any other act, omission or other circumstances which, but for this provision, would or might discharge this Floating Charge or the security hereby created.

14.3        Application to Court

The Company hereby agrees that the Lender shall have an express and absolute right to apply to court for directions in connection with this Floating Charge including (without limitation) to seek judicial determination with respect to, inter alia, interpretation of the terms and provisions of this Floating Charge, the release of any security constituted hereby, the enforcement of any security constituted hereby and all such other issues in relation to this Floating Charge as the Lender may consider necessitates judicial determination. The Company further agrees that it shall not and shall not be entitled to apply for any costs award to be made against the Lender in connection with any such application.

15.        PARTIAL INVALIDITY

If any provision of this Floating Charge shall to any extent be illegal, invalid or unenforceable, the remainder of this Floating Charge shall not be affected thereby and each provision of this Floating Charge shall be valid and enforceable to the fullest extent permitted by law and a substitute provision shall be negotiated by the parties hereto to preserve as nearly as possible the original intent of this Floating Charge. This Floating Charge shall remain in full force and effect to secure the Secured Liabilities notwithstanding termination of Share Purchase Agreement ..

16.        ATTORNEY

The Company hereby irrevocably appoints the Lender (acting by a duly authorised official) to be its attorney and on its behalf and in its name or otherwise generally to sign, seal, execute and deliver and otherwise perfect this Floating Charge or any other documents required for the purpose of any enforcement action by the Lender in connection therewith and which the Company has not done, and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Lender.

The Company hereby undertakes that it shall on request by the Lender ratify and confirm the actions of any such attorney.

17.        ASSIGNATION

17.1        Lender

This Floating Charge shall be binding upon and inure to the benefit of the Company and the Lender, the successors and permitted assignees of the Lender and the successors of the Company. References to the Lender hereunder include any permitted assignee or transferee of the Lender of its rights and obligations hereunder. Any successor to or permitted assignee of the Lender shall be entitled to the full benefit, subject to the burden, hereof.

17 .2 Company

The Company may not assign or transfer all or any part of its rights or obligations hereunder

18.        CERTIFICATE

Any account or certificate signed by an officer of the Lender or other signing official authorised by the Lender shall, in the absence of manifest error, ascertain, specify and constitute the sums for which the Company is liable hereunder and the Company hereto consents to the registration of this Floating Charge and of any such account or certificate for preservation and execution.

19.        NOTICES

19.1 Any communication to be made under or in connection with this Floating Charge shall be made in writing and, unless otherwise stated, may be made by fax or letter.

19.2	The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Floating Charge is:

(i)        in the case of the Company:

Allan Evans, CEO

Cayman Enterprise City,

90 North Church Street, George Town, Grand Cayman, Cayman Islands
P.O. Box CEC 30 Grand Cayman, KY1-9012

Direct Phone: +1.509.378.4685
Office Phone: +1.345.232.0727

Allan@fatshark.com

With a copy to:

Peter A. de Vere

Head of Corporate/Commercial

HSM Chambers

68 Fort Street, George Town,

PO Box 31726, Grand Cayman KY1-1207, Cayman Islands

Direct Tel: +1 345 815 7360

Mobile: +1 345 938 7360

Fax: +1 345 946 8825

Email: pdevere@hsmoffice.com

And a copy to:

FS Acquisition, Corp.

370 Harbour Drive

Palmas del Mar

Humacao, PR 00791

jeff@redcat.red

Tel: (833)373-3228

And a copy to:

Law Office of Harvey Kesner

500 Fifth Avenue, Ste 938

New York, NY 10036

Email: pdox74@gmail.com

Tel: 646-678-2543

(ii)        in the case of the Lender:

Gregory French

Cayman Enterprise City,

90 North Church Street, George Town, Grand Cayman, Cayman Islands
P.O. Box CEC 30 Grand Cayman, KY1-9012

280 Raleigh Quay, Grand Cayman, Cayman Islands

or any substitute address, fax number or department or officer as the Company may notify the Lender, if a change is made by the Company or the Lender may notify to the Company, if a change is made by the Lender by not less than five Business Days' notice.

19.3	Any communication or document made or delivered by one person to another under or in connection with this Floating Charge will only be effective:

(a)	if by way of fax or email, immediately provided that an affirmative transmission report of such fax or email is obtained; or
(b)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address.

19.4        Any notice given under or in connection with this Floating Charge must be in English.

All other documents provided under or in connection with this Floating Charge must be:

(a)        in English; or

(b)	if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

20.        CONSENT TO REGISTRATION

The Company consents to the registration of this Floating Charge in the Register of Mortgages and Charges of the Company above for preservation.

21.        GOVERNING LAW

This Floating Charge shall be governed by and construed in all respects in accordance with the laws of the Cayman Islands and the parties hereby submit to the non-exclusive jurisdiction of the Cayman Islands Courts.

IN WITNESS WHEREOF the Company has executed this Floating Charge:

Signed by Allan Evans, Chief Executive Officer for and on behalf of Fat Shark Holdings, Ltd. .............................................. Director
Witness: _____________________ Name: Occupation: